As filed with the Securities and Exchange Commission on July 19, 2019

Registration No. 333-232737

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

POST-EFFECTIVE AMENDMENT NO 1.

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

H/CELL ENERGY CORPORATION

(Name of registrant in its charter)

Nevada	2860	47-4823945
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3010 LBJ Freeway, Suite 1200

Dallas, TX 75234

(972) 888-6009

(Address and telephone number of principal executive offices and principal place of business)

Andrew Hidalgo, Chief Executive Officer

H/Cell Energy Corporation

3010 LBJ Freeway, Suite 1200

Dallas, TX 75234

(972) 888-6009

(Name, address and telephone number of agent for service)

Copies to:

Frederick M. Lehrer, P. A.

flehrer@securitiesattorney1.com

(561) 706-7646

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: Not applicable

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, small reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

H/Cell Energy Corporation is referred to herein as the “Company”

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 on Form S-1 to amend its S-1 registration statement (Registration No. 333-232737), initially filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2019 and declared effective on July 31, 2019 (the “Registration Statement” or the “S-1”), to deregister all securities registered pursuant to the Registration Statement. The Form S-1 pertains to the registration of 700,000 shares of the Company’s common stock. As of the date of this Post-Effective Amendment, 450,250 shares of common stock are unissued pursuant to the S-1. The Offering described in the S-1 has terminated. Accordingly, the Company is filing this Amendment to deregister all such securities of the Company registered under the Registration Statement that remain unsold as of the effective date of this Amendment, which deregistration is in compliance with the Registrant’s undertaking in Part II, Item 17(1)(3) of the Registration Statement providing that the Registrant remove any securities remaining unsold from registration by means of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Registration Statement Amendment No 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 19, 2020.

H/CELL ENERGY CORPORATION

Date: May 19, 2020	By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
Chief Executive Officer (Principal Executive Officer)

Date: May 19, 2020	By:	/s/ MATTHEW HIDALGO
Matthew Hidalgo
Chief Financial Officer (Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS:

In accordance with the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No 1 on Form S-1 registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ ANDREW HIDALGO	Chief Executive Officer (Principal Executive Officer)	May 19, 2020
Andrew Hidalgo	and Director

/s/ MATTHEW HIDALGO	Chief Financial Officer (Principal Financial Officer	May 19, 2020
Matthew Hidalgo	and Principal Accounting Officer)

/s/ CHARLES F. BENTON	Director	May 19, 2020
Charles F. Benton

/s/ MICHAEL A. DOYLE	Director	May 19, 2020
Michael A. Doyle